UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2009

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 West Washington Street
Chicago, Illinois 60602

(Address of principal executive offices)

(312) 696-6000

(Registrant’s telephone number, including area code)

225 West Wacker Drive
Chicago, Illinois 60606

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.     Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on March 6, 2009.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others, general industry conditions and competition, including the current global financial crisis that began in 2007; the impact of market volatility on revenue from asset-based fees; damage to our reputation resulting from claims made about possible conflicts of interest; liability for any losses that result from an actual or claimed breach of our fiduciary duties; financial services industry consolidation; a prolonged outage of our database and network facilities; challenges faced by our non-U.S. operations; and the availability of free or low-cost investment information.

A more complete description of these risks and uncertainties can be found in Part II, Item 1A. “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 as well as our other filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2007. If any of these risks and uncertainties materialize, our actual future results may vary significantly from what we expected. We do not undertake to update our forward-looking statements as a result of new information or future events.

Investor Questions and Answers: February 2009

We plan to make written responses available addressing investor questions about our business on the first Friday of every month. The following answers respond to selected questions received through February 4, 2009. We intend to answer as many questions as time allows, although we will not answer product support questions through this channel. We may wait to respond to a given question until the following month if we need more time to research the answer.

If you would like to submit a question, please send an e-mail to investors@morningstar.com, contact us via fax at 312-696-6009, or write to us at the following address:

Morningstar, Inc.
Investor Relations
22 W. Washington
Chicago, IL 60606

International Strategy

1.              Outside the US, what is your general strategy for moving from primarily a data company to a research/consulting company as well? Essentially, the question is: To what degree is it accurate or inaccurate to say you see no “Morningstar” outside the US and aim to replicate your current US business globally to the degree that culture/market differences allow it?

We currently have operations in 19 countries around the world, including 14 of the top 15 fund markets outside the United States based on asset size. As we have expanded outside the United States, our strategy has been to leverage our established business by using the same core data points, the same or similar methodology, and the same core products. Some examples include the structure of our Web sites for individual investors, Licensed Data feeds, software, and tools. Because many of our larger institutional and advisor clients have global operations, our strategy includes leveraging our existing relationships with these large clients, who are already familiar with our brand.

Now that we’ve established a strong base with data feeds, Licensed Tools and Content, and institutional software in many non-U.S. markets, we’re focusing on adding more analysis and research. We’re expanding our investment research globally and believe that having locally based investment experts will help solidify our brand and sales opportunities in global markets. We’ve added research analysts in Europe and Asia to build analyst coverage on a large number of funds. We believe having local leadership in investment research will be an important part of bringing our international operations to the next level. We’ve also invested in a large team to work with our institutional clients.

In addition, we plan to re-launch many Web sites outside of the United States to expand our Premium subscriber revenue as well as ad sales revenue. We currently offer consulting services to a few clients in Australia, Canada, and Europe, and are continuing to expand our global consulting capabilities to reach additional clients outside of the United States.

We have numerous competitors outside of the United States, but they tend to be locally based and typically don’t have the same range of data coverage combined with research, technology, and design. We’d agree with the statement that we don’t see another Morningstar-like firm outside the United States.

Credit Ratings Business

2.

I have a question I was hoping might be addressed in the next monthly 8K: “Is Morningstar doing anything to establish an independent credit rating service that would compete with rating agencies such as Moody’s and Fitch?”

As I look across the financial landscape, this strikes me as the single-most obvious opportunity for an entrepreneurial firm. Morningstar has a) an unblemished reputation after years of mutual fund rating, b) a culture that understands and promotes independence, c) a recently built-up infrastructure, d) huge sets of financial data, and e) experience with independent security analysis via your equity research department.  It’s obvious to me and many others that the reputation of the Big 3 (S&P, Moody’s, Fitch) has been permanently impaired.  Their futures look deservedly grim, yet it’s a service that someone needs to provide.  What better company to step in than Morningstar?

Thanks for your kind words about Morningstar. At this point, we don’t have any plans to enter the credit-rating business, but it’s an area we’re continuing to evaluate.

Investment Consulting Operations

3.

Customers indicate that Morningstar’s and Ibbotson’s investment consulting groups still operate largely independently. These units seem to have different core competencies, so consolidation might be a challenge—is that so? In any event, are there opportunities to streamline administrative and marketing costs for the two groups?

Morningstar Associates and Ibbotson Associates are both subsidiaries of Morningstar and operate independently, for the most part. Morningstar Associates generally focuses on a small number of large relationships and offers customized solutions that help clients differentiate their businesses. The group uses fundamental research to evaluate investment plans, recommend strategies, set investment policies, develop asset allocation programs, construct portfolios, and monitor ongoing performance.

Ibbotson Associates, which we acquired in 2006, has a well-established consulting business that began in 1977. Ibbotson’s Investment Consulting unit is a leading authority on asset allocation and draws on its knowledge of capital markets and portfolio building to construct portfolios from the top down, starting at the asset class level. Ibbotson develops asset allocation programs for mutual fund firms, banks, broker-dealers, and insurance companies. Ibbotson typically works with a larger number of small clients.

Because of the differences in business models and core competencies for Morningstar Associates and Ibbotson Associates, we don’t have any near-term plans to combine their operations. Although there could be opportunities to streamline some administrative and marketing costs, we would likely still need separate marketing and management staffs to support their operations.

Management Ownership

4.              Could you outline (in whatever detail possible) Mr. Mansueto’s program for selling shares? It makes sense for founders of companies that become large public companies to diversify their exposure over time. The question is not why sell shares?, but is more related to governance: Is his plan to sell down to a certain percentage ownership in the business and then stop? And are there any mechanisms where he retains voting rights in excess of his ownership stake? Thank you and apologies if this has been asked and answered previously.

Joe Mansueto, our founder, chairman, and CEO, has previously stated that he plans to sell about 1% of his shares per quarter, or about 4% per year. Joe has also said that he plans to reevaluate this plan each year to see if it still makes sense for him. He does not have a predetermined target for his total percentage ownership.

Joe currently has a 10b5-1 plan in place that specifies a total of 1,075,000 shares to be sold ratably over the course of 2009, leaving him with projected beneficial ownership of 25,851,246 shares at the end of the year.

There aren’t any mechanisms in place that give Joe voting rights in excess of his ownership stake. We only have one class of common stock, and all of the outstanding shares have the same voting rights.

Legal Matters

5.              Can you explain in a little more detail the genesis of the NewRiver suit?  What are they accusing Morningstar of and what kind of monetary damages are being sought?  Also, is Morningstar in a similar business to that of NewRiver?

NewRiver, Inc. is alleging that Morningstar inappropriately accessed its data in order to build a competing product to deliver SEC-filed mutual fund disclosure documents online. As we see it, this lawsuit has one purpose:  to discourage Morningstar from competing with NewRiver. NewRiver’s representatives made it clear to us that unless we agreed that we wouldn’t compete with them, they would sue us. In fact, we are one of four companies NewRiver is currently suing.

We built our document library years ago for internal use. In response to requests from clients, we recently began to offer access to that database through our Global Document Library product, which competes with NewRiver’s Prospectus Express product. In no way did Morningstar use any NewRiver technology, information, or data to create, build, or market our Global Document Library product.

We looked at the dates of some widely available public documents contained in NewRiver’s database for benchmarking purposes. We looked at the dates to compare the timeliness of our data with theirs. The dates are a point-in-time snapshot and change daily. We don’t believe we violated any of NewRiver’s rights by accessing those public documents. Again, we did not access NewRiver’s database to develop our product.

We launched the Morningstar Global Document Library in late 2008 and have just started marketing it. We currently have a few broker-dealer clients who license this product. Because the Global Document Library is a new product for Morningstar, it’s a small part of our overall data business.

We don’t know how much NewRiver is seeking in monetary damages. We don’t believe New River is entitled to relief and intend to continue defending our position.  We think competition is healthy, and we intend to continue to compete with NewRiver fairly, in the marketplace.

6.              Can you please lay out your side of the allegations by NewRiver Inc. in its suit, including whether this will derail prospectus-delivery business via 10-K Wizard and the total amount in damages NewRivers is seeking?

Our response to question #5 lays out our response to the allegations made by NewRiver. To date, 10-K Wizard hasn’t focused on delivering documents to help investment companies and brokerage platforms meet pre- and post-sale regulatory requirements. Most of 10-K Wizard’s clients use its products for investment research, alerts, and data analysis.

As mentioned in our response to the previous question, we don’t know how much NewRiver is seeking in monetary damages. We don’t believe New River is entitled to relief and intend to continue defending our position.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: February 6, 2009	By:	/s/ Scott Cooley
	Name:	Scott Cooley
	Title:	Chief Financial Officer